UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

TYPHOON TOUCH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-52130	20-3387991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700-7th Ave, Suite 2100, PMB 134, Seattle Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		206-407-2538

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment of Articles of Incorporation -Reverse Split

On July 28, 2008, Typhoon Touch Technologies, Inc. (the "Registrant") filed with the Secretary of State of Nevada a Certificate of Change (the "Certificate of Change"). The filing is being made in order to negate the thirty for one forward stock split disclosed on Form 8-K filed on July 21, 2008. The Certificate of Change filed will affect a one-for-thirty reverse stock split ("Reverse Split") of the issued and outstanding shares of common stock of the Registrant ("Existing Common"). On August 6, 2008 (the "Effective Date" of the Reverse Split) every thirty shares of Existing Common issued and outstanding immediately prior to the Effective Date will be reclassified as, and exchanged for, one share of newly issued common stock of the Registrant ("New Common").

The Reverse Split will occur on the Effective Date without regard to the date or dates on which certificates representing shares of Existing Common actually are surrendered by each holder thereof for certificates representing the number of shares of the New Common which each such stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, each certificate of Existing Common shall be deemed to represent such number of shares of New Common equal to one-thirtieth (1/30) of the number of shares of Existing Common represented by such certificate. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange or transfer to the transfer agent of the Registrant.

The Board of Directors pursuant to NRS 78.209 passed a resolution to effect the Reverse Split on the basis of thirty post-split shares for each one pre-split share as of August 7, 2008. The authorized capital of the Registrant on the Effective Date will be 900,000,000 shares of common stock with a par value of $0.001 per share and 50,000,000 shares of preferred stock with a par value of $0.001 per share.

The Reverse Split will not materially affect the proportionate equity interest in the Registrant of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such stockholder. As a result of the Reverse Split, the Registrant will have 14,750,000 shares of common stock issued and outstanding.

The Registrant's Certificate of Change to its Certificate of Incorporation reflecting the Reverse Split is attached as an exhibit 3.1 to this Form 8-K and is incorporated in its entirety by reference.

ITEM 8.01 -OTHER EVENTS

Potential Termination of Registration as a Reporting Issuer

On July 24, 2008, the Registrant's Board of Directors authorized the Registrant's officers and directors to evaluate whether it is in the best interest of the Registrant and its stockholders to terminate its registration as a public reporting company. No termination of registration shall be filed unless and until the Registrant's Board of Directors has resolved that it is in the best interest of the Registrant and its stockholders to so terminate its registration.

Potential Breach of Common Stock Purchase Agreement

As a result of the SEC's order announced on July 18, 2008 temporarily suspending trading in the Registrant's common stock, the Registrant may be in breach of the Common Stock Purchase Agreement by and between the Registrant and First Strategy Finance Corp. as disclosed on Form 8-K filed on July 21, 2008 (the "Financing Agreement"). The Registrant is unable to fully effect a thirty-for-one forward split as required by the Financing Agreement as a result of the SEC's suspension order. The Registrant's decision to negate the thirty-for-one split as disclosed in Section 5.03 above may also place Typhoon in default of the Financing Agreement. The Registrant intends to attempt to renegotiate the terms of the Financing Agreement, terminate the registration rights agreement entered into in connection with the Financing Agreement and/or request a waiver of any possible breaches thereof as any such possible breaches would be due to factors and events beyond the Registrant's control. The Registrant cannot guarantee that any such negotiations would be successful.

Termination of Harris Litigation

The Registrant intends to terminate its action commenced in the Supreme Court of the State Of New York, County of New York, captioned Typhoon Touch Technologies, Inc. v. Lawrence E. Harris, A/K/A Larry Harris.

The information in this current report on Form 8-K and exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless we specifically incorporate the foregoing information into those documents by reference.

ITEM 9.01 -FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Change
99.1	Press Release dated July 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYPHOON TOUCH TECHNOLOGIES, INC.

By:

/s/ James Shepard
_________________________________
James G. Shepard
President, Chief Executive Officer
and a Member of the Board of Directors

Dated: July 28, 2008